Filed Pursuant to Rule 424(b)(5)

Registration No. 333-193012

PROSPECTUS SUPPLEMENT
(to the Prospectus Dated January 9, 2014)

11,100,000 Shares of
Common Stock

We are offering shares of our common stock. Shares of our common stock trade on the NYSE MKT under the symbol “NTN.” On April 9, 2014, the last reported sale price of our common stock was $0.71 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

Based on the last reported sale price of $0.73 of our common stock on the NYSE MKT on March 25, 2014, the aggregate market value of our outstanding common stock held by non-affiliates, calculated according to General Instruction I.B.6 of Form S-3, is approximately $42.1 million, based on 78,738,613 shares of outstanding common stock as of April 8, 2014, of which 21,056,951 shares are held by affiliates. Under the registration statement to which this prospectus supplement forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period (unless our public float rises to $75.0 million or more). We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

	Per Share	Total
Public Offering Price	$0.5500	$6,105,000
Underwriting Discounts and Commissions	$0.0385	$427,350
Proceeds to NTN Buzztime (before expenses)	$0.5115	$5,677,650

If this offering is completed, we have agreed to reimburse the underwriters for expenses incurred by them up to an aggregate of $61,000, and if this offering is not completed, up to an aggregate of $25,000.

We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $164,000. The underwriters may also purchase up to an additional 1,665,000 shares of our common stock from us at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any, within 30 days of the date of this prospectus supplement.

We anticipate that delivery of the shares of our common stock will be made through the facilities of the Depository Trust Company on or about April 16, 2014, subject to customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is April 11, 2014

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
PROSPECTUS SUPPLEMENT SUMMARY	S-2
RISK FACTORS	S-6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-13
USE OF PROCEEDS	S-13
DIVIDEND POLICY	S-13
DILUTION	S-13
UNDERWRITING	S-14
NOTICE TO INVESTORS	S-17
LEGAL MATTERS	S-18
EXPERTS	S-18
INFORMATION INCORPORATED BY REFERENCE	S-18
WHERE YOU CAN FIND MORE INFORMATION	S-19

Prospectus

ABOUT THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
SECURITIES WE MAY OFFER	4
USE OF PROCEEDS	4
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK	4
DESCRIPTION OF DEBT SECURITIES	8
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF UNITS	14
LEGAL OWNERSHIP OF SECURITIES	15
PLAN OF DISTRIBUTION	17
LEGAL MATTERS	19
EXPERTS	19
INFORMATION INCORPORATED BY REFERENCE	19
WHERE YOU CAN FIND MORE INFORMATION	20

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the underwriters have not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, it does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus,, including the information contained under the heading "Risk Factors" in this prospectus supplement beginning on page S-6, and all other information included or incorporated by reference into this prospectus supplement and accompany prospectus, and the information included in any free writing prospectus we have authorized for use in connection with this offering, in their entirety before you invest in our securities.

References to "we," "us," "our," "our company," "the Company," and "Buzztime" refers to NTN Buzztime, Inc. and its subsidiaries, unless the context requires otherwise.

Business Overview

We provide an entertainment and marketing services platform for hospitality venues that offer games, events, and entertainment experiences to their consumers. Our interactive entertainment network helps our network subscribers to acquire, engage and retain their consumers. Built on an extended network platform, this entertainment system has historically allowed multiple players to interact at the venue, but also enables competition between different venues, referred to as massively multiplayer gaming. We have been embarking on a complete change of our network architecture, technology platform and player engagement paradigms, which we currently refer to as Buzztime Entertainment On Demand, or BEOND (formerly referred to as “Next-Gen”). We continue to support our legacy network product line, which we refer to as Classic.

We currently generate revenue by charging subscription fees for our service to our network subscribers, leasing equipment (including tablets used in our BEOND line and the cases and charging trays for such tablets) to certain network subscribers, hosting live trivia events, and from selling advertising aired on in-venue screens and as part of customized games. Beginning in 2014, we expect to generate revenue directly from the consumers of our network subscribers by offering premium products via our BEOND platform in addition to offering the games that we have historically provided to these consumers for free.

As of December 31, 2013, approximately 3,200 venues in the U.S. and Canada subscribe to our interactive entertainment network, where we estimate it is available on approximately 10,000 to 15,000 screens daily. We currently have over four million player registrations, and over 50 million of our games are played each year. Additionally, our mobile application has been installed on over one million consumer mobile devices. Approximately 42% of our network subscriber venues are related to national and regional restaurants and include Buffalo Wild Wings, Old Chicago, Beef O’Brady’s, Black Angus, Boston Pizza, Buffalo Wings & Rings, Houlihan’s, Native New Yorker and Hooters.

Recent Developments

Business

In December 2012, we launched the first iteration of our BEOND platform and product line in a pilot program for Buffalo Wild Wings, one of our national chain clients, and we began its commercial deployment in October 2013 by entering into a multi-year agreement with Buffalo Wild Wings to install the BEOND platform in all of its locations. As of March 21, 2014, we have over 400 network subscriber locations operating our BEOND platform and product line. The BEOND platform and product line incorporates a series of application platform interfaces, or APIs, and mobile applications made available both on our proprietary Buzztime playmakers and on consumer mobile devices. This platform and product line enables the consumers of our BEOND network subscribers to interact with a series of networked multiplayer games, single player arcade games, and synchronized programming.

The current iteration of BEOND consists primarily of a 7” Android tablet playmaker device, which we have customized and ruggedized and to which we added a video game arcade. The current iteration of BEOND does not contain all the features we plan to offer. During the pilot launch of BEOND, engagement metrics, such as visits to our multiplayer games and registration rates, showed a significant improvement relative to similar metrics measured at those same locations that had previously used our Classic playmakers. In the locations where the BEOND pilot was installed, which replaced the Classic product, game play increased five times over the prior year period, and registration rates increased seven times over the prior year period. Because of our new game arcade, we will have new engagement metrics to monitor in the future. Based on the experience and data received from our BEOND installations to date, we expect significantly higher levels of engagement by the consumers of our BEOND network subscribers as well as more ways to monetize that engagement.

S-2

Customizations of the BEOND platform are available for select subscribers, and systems integration work might consist of venue-specific development to provide more advanced services such as music programming, point-of-sale (POS) integration and digital food menus from the BEOND tablet, which enable tableside ordering. These additional services are not yet proven on an economic basis and are still under development.

The BEOND tablet playmakers are designed to be managed entirely through software and to have the potential to operate on a variety of customer location networks.

We expect the BEOND tablet’s versatility to provide additional value for us and our network subscribers.

Financing

In November 2013, we completed a private placement of units (consisting of shares of common stock and warrants to purchase shares of common stock) to accredited investors. The purchase price of each unit was $0.40 for gross proceeds of $2,400,000. In the aggregate, we issued 6,000,000 shares of common stock and warrants to purchase 3,600,000 shares. The warrants have an exercise price of $0.40 per share and are exercisable beginning on the six-month anniversary of the issuance date and expire on the five-year anniversary of the issuance date. We currently have an effective registration statement on Form S-3 relating to the resale of the 9,600,000 shares of our common stock that were purchased by the investors in that private placement or are issuable upon exercise of the warrants we issued in that private placement. Based on our corporate records and a transfer agent report, we believe 5,457,618 of such 9,600,000 shares of common stock remain available for resale.

We have a credit facility with a lender under which we may borrow up to $3,000,000 for the purchase of certain capital equipment. Through March 31, 2014, we borrowed approximately $2,366,000 and as of that date, $1,895,000 remained outstanding, which reflects payments made through March 31, 2014.

Management Team

In July 2012, we appointed Jeff Berg, the then and current chairman of our board of directors, as our Interim Chief Executive Officer. The term of the consulting agreement pursuant to which he was appointed to that role was originally scheduled to end on December 31, 2012. However, we have entered into quarterly amendments to the consulting agreement, on the same terms as the initial agreement, to extend its term for incremental three-month periods. The most recent amendment extended the term through June 30, 2014.

Kendra Berger serves as our Chief Financial Officer, a position she has held since August 2006.

Effective as of January 23, 2014, we appointed Robert Cooney to serve as our Chief Operating Officer. He initially is serving in that role on a part-time basis, but he is expected to transition to a full-time basis effective April 21, 2014.

Effective as of January 1, 2014, we appointed Vladimir Khuchua-Edelman as our Chief Development Officer. Before that appointment, he served as our Chief Product Officer (a position he held since July 2012) and our Chief Content Officer (a position he held from February 2011 until July 2012).

In April 2013, we hired Kirk Nagamine to serve as our Chief Revenue Officer. In January 2014, Barry Chandler, who we hired to serve as our Chief Marketing Officer in January 2013, resigned.

Our Strategy

We have historically operated under a recurring subscription-based model, whereby our primary source of revenue was related to monthly subscription fees from network subscribers. Although we expect that subscription revenues will remain our primary source of revenue, we believe there are other transactional consumer revenue streams that could grow as a result of our investment in the BEOND platform, such as arcade, music, and virtual currency. We also generate revenue from advertising sales and equipment leases for our network equipment. Our strategy for achieving revenue growth from these various sources includes the following:

•	Growth through the BEOND platform – optimize and evangelize. We will continue to add features, functionality, and services by improving the entertainment and marketing value of the in-venue content via our BEOND product concept, which includes more content, more games, and different programming.

S-3

•	Consumer focus - grow players, game play, and premium engagement. We are intent upon building our consumer audience, engaging them more with improved entertainment experiences, and providing premium entertainment experiences that we can monetize through direct payment. These premium experiences are in pilot tests and their economic success is not assured.

•	Deliver great gaming events that create compelling entertainment experiences. We intend to improve the in-venue “live” experience. We currently offer in-venue interactive entertainment products, including our Buzztime Live and our Stump! Trivia™ live game event service.

•	Customer service and retention. The strategy we began implementing in late 2012 includes more focus on small chain accounts as well as increased discipline around qualifying prospective customers in an effort to ensure we are selling to more successful bars and grills in the independent market, our ideal client profile. We also hope to create more affiliate relationships to help sell, manage and retain network subscribers.

Risk Factors

An investment in our common stock is subject to a number of risks and uncertainties. Before investing in our common stock, you should carefully consider the following, as well as the more detailed discussion of risk factors and other information included in this prospectus supplement.

•	Our success depends on our ability to compete effectively within the highly competitive interactive games, entertainment and marketing services industries.

•	New products and technological change, especially in the mobile and wireless markets, may impact our operations and competitiveness.

•	We receive a significant portion of our revenues from a single customer - Buffalo Wild Wings and its franchisees.

•	Our ability to maintain an adequate supply of the tablet and related equipment used in our BEOND product line may affect our business and operating results.

•	Our growth depends in part on our ability to significantly grow our subscription revenue and implement our other business strategies.

Corporate Information

Our principal office is located at 2231 Rutherford Road, Carlsbad, California 92008, and the telephone number at that address is (760) 438-7400. Our website address is www.buzztime.com. Except for those filings we make with the Securities and Exchange Commission, or the SEC, that are incorporated by reference in this prospectus supplement, none of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus supplement.

S-4

The Offering

Common stock offered in this offering	11,100,000 shares
Option to purchase additional shares	We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to 1,665,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions to cover over-allotments, if any.
Number of shares of common stock to be outstanding immediately after this offering (based on shares outstanding as of April 10, 2014)	89,838,613 shares (or 91,503,613 shares if the underwriters exercises in full their over-allotment option to purchase additional shares)
Use of proceeds

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $5,500,000, after deducting underwriting discounts and commissions and expense reimbursements and our estimated expenses related to this offering.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of our strategic priorities. See “Use of Proceeds” on page S-13.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.
NYSE MKT ticker symbol	NTN

The number of shares of common stock to be outstanding immediately after this offering as shown above assumes that all of the shares offered hereby are sold and is based on 78,722,665 shares of common stock outstanding as of March 31, 2014 and excludes, as of March 31, 2014:

•	3,218,888 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $0.57 per share;

•	111,470 shares of common stock subject to outstanding restricted stock units;

•	6,600,000 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $0.67 per share;

•	482,803 shares of common stock issuable upon conversion of the outstanding shares of our Series A Convertible Preferred Stock as of that date, assuming such shares were converted at the conversion price in effect as of that date, and

•	2,671,198 shares of our common stock available for future grants under equity award plans.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•	that the underwriters do not exercise their option to purchase up to 1,665,000 additional shares of our common stock to cover over-allotments, if any; and

•	no options, restricted stock awards, restricted stock units, warrants, or shares of common stock were issued after March 31, 2014, no outstanding options or warrants were exercised after such date and no outstanding restricted stock units settled after such date.

S-5

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.

Risk Factors That May Affect Our Business

We may not be able to compete effectively within the highly competitive interactive games, entertainment and marketing services industries.

We face intense competition in the markets in which we operate. We face significant competition for total revenues in the overall market for entertainment and marketing services in hospitality venues from other companies offering similar content and services. We believe our direct competitors in these markets comprise a small number of significant competitors including Touchtunes Interactive Networks, The Answer Is . . . Productions Inc., E la Carte, Inc., Ziosk, AMI Rowe and Livewire/Incredible Technologies, Inc.

We also compete with a variety of other forms of technology and entertainment for total entertainment and marketing dollars in the marketplace. These other forms of entertainment include mobile device games and entertainment, such as mobile phone and tablet applications, on-table bar and restaurant entertainment systems, music and video-based systems, live entertainment and games, cable and pay-per-view programming, coin-operated single-player games/amusements, and traffic-building promotions like happy hour specials and buffets.

Our network programming competes generally with broadcast television, direct satellite programming, pay-per-view, other content offered on cable television, and other forms of entertainment and marketing.

Some of our current and potential competitors enjoy substantial competitive advantages, including greater financial resources for competitive activities, such as content development and programming, research and development, strategic acquisitions, alliances, joint ventures, and sales and marketing. As a result, our current and potential competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or consumer preferences.

We also compete with providers of other content and services available to consumers through online services and a variety of mobile and on-table devices and systems. The expanded use of online and wireless networks and of the internet provides computer users and site owners with an increasing number of alternatives to video games and entertainment software. With this increasing competition and the rapid pace of change in product and service offerings in the interactive entertainment industry, we must be able to compete in terms of technology, content, and management strategy. If we fail to provide competitive, engaging, quality services and products, we will lose revenues to competing companies and technologies in the entertainment industry. Increased competition may also result in price reductions, fewer customer orders, reduced gross margins, longer sales cycles, reduced revenues, and loss of market share.

New products and rapid technological change, especially in the mobile and wireless markets, may render our operations obsolete or noncompetitive.

The emergence of new entertainment products and technologies, changes in consumer preferences, the adoption of new industry standards, and other factors may limit the life cycle and market penetration of our technologies, products, and services. In particular, the mobile and wireless device, content, applications, social media, and entertainment markets are highly competitive and rapidly changing. Accordingly, our future performance will depend on our ability to:

•	identify emerging technological trends and industry standards in our market;

•	identify changing consumer needs, desires, or tastes;

•	develop and maintain competitive technology, including new hardware and content products and service offerings;

•	improve the performance, features, and reliability of our existing products and services, particularly in response to changes in consumer preferences, technological changes, and competitive offerings; and

•	bring technology to the market quickly at cost-effective prices.

S-6

If we do not compete successfully in developing new products and keep pace with rapid technological change, we will be unable to achieve profitability or sustain a meaningful market position.

We may not be successful in developing and marketing new products and services that respond to technological and competitive developments, changing customer needs, and consumer preferences. We may have to incur substantial costs to modify or adapt our products or services to respond to these developments, customer needs, and changing preferences. We must be able to incorporate new technologies into the products we design and develop in order to address the increasingly complex and varied needs of our customer base. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, could result in a loss of actual or potential market share and a decrease in revenues.

We receive a significant portion of our revenues from a single customer, and any decrease in the amount of business from that customer could materially and adversely affect our cash flow and revenue.

For the year ended December 31, 2013, Buffalo Wild Wings together with its franchisees accounted for approximately 32%, or $7,648,000, of our total revenue. As of that date, approximately $259,000 was included in accounts receivable. If Buffalo Wild Wings, a significant number of its franchisees, or any other customer who may in the future represent a significant portion of our revenue breach or terminate their subscriptions or otherwise decrease the amount of business they transact with us, we could lose a significant portion of our revenues and cash flow.

A disruption in the supply of equipment could negatively impact our subscriptions and revenue.

The tablet used in our BEOND product line is manufactured by one unaffiliated third party, and we do not currently have an alternative device to this tablet. We purchase the tablet from unaffiliated third parties, and we purchase the cases and charging trays for such tablets from an unaffiliated manufacturer located in China. We currently purchase our Classic playmakers from an unaffiliated manufacturer located in Taiwan. We currently do not have an alternative source of supply for any of this equipment. If these sole manufacturers and/or suppliers are delayed, become unavailable, have product quality issues, or shortages occur, we may be unable to timely obtain replacement equipment, which, in turn could hurt our customer loyalty, cause subscription cancellations, and reduce our revenue. If our manufacturers and/or suppliers were to go out of business or otherwise become unable to meet our needs for reliable equipment, the process of locating and qualifying alternate sources could take months, during which time our production could be delayed, and may, in some cases, require us to redesign our products and systems. Such delays and potentially costly re-sourcing and redesign could have a material adverse effect on our business, operating results, and financial condition.

If we do not adequately protect our proprietary rights and intellectual property or we are subjected to intellectual property claims by others, our business could be seriously damaged.

We rely on a combination of trademarks, copyrights, patents, and trade secret laws to protect our proprietary rights in our products. We have a small number of patents and patent applications pending in jurisdictions related to our business activities. Our pending patent applications and any future applications might not be approved. Moreover, our patents might not provide us with competitive advantages. Third parties might challenge our patents or trademarks or attempt to use infringing technologies or brands which could harm our ability to compete and reduce our revenues, as well as create significant litigation expense. In addition, patents and trademarks held by third parties might have an adverse effect on our ability to do business and could likewise result in significant litigation expense. Recently, we received correspondence from a third party alleging that certain of our products and/or services infringe certain patent applications that such third party is currently prosecuting, which have been, to date, rejected by the United States Patent and Trademark Office (although one of the applications has been granted in foreign jurisdictions).  There are no assurances that any of these applications will issue as valid U.S. patents and, further, any allowed claims of such patents may be substantially different than the pending claims as they presently stand.  If any of these patents issue in the United States or if we market our platform outside of the United States, we may have to license one or more of these patents, defend ourselves in a patent litigation suit or re-design our products. Licensing the patents, defending ourselves in such litigation or re-designing our products, if needed, could result in substantial cost to us and/or ultimately require a payment of royalties or result in an injunction against our products.  Furthermore, third parties might independently develop similar products, duplicate our products or, to the extent patents are issued to us, design around those patents. Others may have filed and, in the future may file, patent applications that are similar or identical to ours. Such third-party patent applications might have priority over our patent applications. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office. Such interference proceedings could result in substantial cost to us.

We believe that the success of our business also depends on such factors as the technical expertise and innovative capabilities of our employees. It is our policy that all employees and consultants sign non-disclosure agreements and assignment of invention agreements. Our competitors, former employees, and consultants may, however, misappropriate our technology or independently develop technologies that are as good as or better than ours. Our competitors may also challenge or circumvent our proprietary rights. If we have to initiate or defend against an infringement claim to protect our proprietary rights, the litigation over any such claim could be time-consuming and costly to us, adversely affecting our financial condition.

From time to time, we hire or retain employees or consultants who may have worked for other companies developing products similar to those that we offer. These other companies may claim that our products are based on their products and that we have misappropriated their intellectual property. Any such claim could cause us to incur substantial costs, which in turn could materially adversely affect our business.

S-7

We may be liable for the content and services we make available on our Buzztime network and the internet.

We make content and entertainment services available on our Buzztime network and the internet which includes games and game content, software, and a variety of other entertainment content. The availability of this content and services and our branding could result in claims against us based on a variety of theories, including defamation, obscenity, negligence, or copyright or trademark infringement. We could also be exposed to liability for third-party content accessed through the links from our websites to other websites. Federal laws may limit, but not eliminate, our liability for linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with certain statutory requirements. We may incur costs to defend against claims related to either our own content or that of third parties, and our financial condition could be materially adversely affected if we are found liable for information that we make available. Implementing measures to reduce our exposure may require us to spend substantial resources and may limit the attractiveness of our services to users which would impair our profitability and harm our business operations.

Our cash flow may not cover current capital needs and we may need to raise additional funds in the future. Such funds may not be available on favorable terms or at all and, if available, may dilute current stockholders.

Our capital requirements will depend on many factors, including:

•	our ability to generate cash from operating activities;

•	acceptance of, and demand for, our interactive games and entertainment;

•	the costs of developing and implementing our BEOND technology platform and product line;

•	the costs of developing new entertainment content, products, or technology or expanding our offering to new media platforms such as the internet and mobile phones;

•	the extent to which we invest in the creation of new entertainment content and new technology; and

•	the number and timing of acquisitions and other strategic transactions, if any.

In addition, in order to fully execute on our strategic initiatives discussed above under the section entitled “Prospectus Supplement Summary—Our Strategy,” we believe we will likely require additional funding.

If we need to raise additional funds in the future, such funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences, and privileges senior to those of our existing stockholders. If we cannot raise funds on acceptable terms, or at all, we may not be able to continue to develop and implement our BEOND technology platform and product line, develop or enhance our other products and services, successfully execute our business plan or any or all of our strategic initiatives, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

We have experienced significant losses, and we may incur significant losses in the future.

We have a history of significant losses, including net losses of $1,053,000 and $995,000 for the years ended December 31, 2013 and 2012, respectively, and an accumulated deficit of $112,799,000 as of December 31, 2013. We may also incur future operating and net losses, due in part to expenditures required to continue to implement our business strategies, including the continued development and implementation of our BEOND technology platform and product line. Despite significant expenditures, we may not be able to achieve or maintain profitability. Moreover, even if we do achieve profitability, the level of any profitability cannot be predicted and may vary significantly from quarter to quarter and year to year.

We may not be able to significantly grow our subscription revenue and implement our other business strategies.

Our success depends on our ability to increase market awareness and encourage the adoption of the Buzztime brand and our Buzztime network among hospitality venues such as restaurants, sports bars, taverns and pubs, and within the interactive game player community. Our success also depends on our ability to improve customer retention. We may not be able to leverage our resources to expand awareness of and demand for our Buzztime network. In addition, our efforts to improve our game platform and content may not succeed in generating additional demand for our products or in strengthening the loyalty and retention of our existing customers. The degree of market adoption of our Buzztime network will depend on many factors, including consumer preferences, the availability and quality of competing products and services, and our ability to leverage our brand.

Our success also depends on our ability to implement our other business strategies, which include developing our BEOND platform that allows for consumer play across the digital platform, developing our premium entertainment services and payment capabilities that allow us to monetize the consumer, developing dynamic menuing and POS integration competency, and growing our marketing services and sponsorship revenues. Implementing these strategies will require us to dedicate significant resources to, among other things, fully developing and implementing our BEOND technology platform and product line, expanding our other product offerings, customizing our products and services to meet the unique needs of select accounts, and expanding and improving our marketing services and promotional efforts. We may be unable to implement these strategies as currently planned.

S-8

Our products and services are subject to government regulations that may restrict our operations or cause demand for our products to decline significantly.

We are subject not only to laws and regulations applicable to businesses generally, but also to laws and regulations that apply specifically to the interactive television products and game industries. In the area of interactive television products, state and federal governments may adopt a number of laws and regulations governing any of the following areas:

•	gaming, lottery, and alcohol beverage control regulations;

•	user privacy;

•	copyrights;

•	consumer protection;

•	media distribution of specific material or content; and

•	the characteristics and quality of interactive television products and services.

In addition, we operate games of chance and, in some instances, award prizes. These games are regulated in many jurisdictions. The selection of prizewinners is sometimes based on chance, although none of our games of chance require or are intended to involve payments, betting or any other exchange of actual value. We also operate interactive card games, such as Texas Hold'em poker and Blackjack. These card games are restricted in several jurisdictions. The laws and regulations that govern these games vary from jurisdiction to jurisdiction, and these games are subject to legislative and regulatory changes and to law enforcement discretion in all of the jurisdictions in which we offer our games. We may find it necessary to eliminate, modify, suspend, or cancel certain features of our products (including the games we offer) in certain jurisdictions based on changes in law, regulations, or law enforcement discretion, which could result in additional development costs and/or the loss of customers and revenue.

Communication or other system failures could result in the cancellation of subscribers and a decrease in our revenues.

We rely on continuous operation of our information technology and communications systems, and those of a variety of third parties, to communicate with and to distribute our services to the locations of our Buzztime network subscribers. We currently transmit our data to our subscribers via broadband internet connections including telephone and cable TV networks. Both our communications systems and those of third parties on which we rely are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, storms, fires, power loss, telecommunications and other network failures, equipment failures, computer viruses, computer denial of service or other attacks, and other causes. These systems are also subject to break-ins, sabotage, vandalism, and to other disruptions, for example if we or the operators of these systems and system facilities have financial difficulties. Some of our systems are not fully redundant, and our system protections and disaster recovery plans cannot prevent all outages, errors, or data losses. In addition, our services and systems are highly technical and complex and may contain errors or other vulnerabilities. Any errors or vulnerabilities in our products and services, damage to or failure of our systems, any natural or man-made disaster, a decision to close a facility we are using without adequate notice for financial or other reasons, or other unanticipated problems at our facilities or those of a third party, could result in lengthy interruptions in our service to one or more of our subscribers, which could reduce our revenues and cash flow, and damage our brand. Any interruption in communications or failure of proper hardware or software function at our or our subscribers' locations could also decrease customer loyalty and satisfaction and result in a cancellation of our services.

Our management turnover creates uncertainties.

We have experienced significant changes in our senior management team over the past several years. Jeff Berg, our Chairman of the Board, has served as our Interim Chief Executive Officer since June 2012. Before his appointment, we had four different individuals and an interim committee serve as our chief executive officer or perform the functions of a chief executive between November 2008 and June 2012, two of whom served for 13 months or less. Because of our recent financial and stock performance, geographic location, and other business factors in a relatively small industry, we face substantial challenges in attracting and retaining experienced senior executives. Changes in senior management are inherently disruptive, and efforts to implement any new strategic or operating goals may not succeed in the absence of a long-term management team. Changes to strategic or operating goals with the appointment of new executives may themselves prove to be disruptive. Periods of transition in senior management leadership are often difficult as the new executives gain detailed knowledge of our operations and due to cultural differences and friction that may result from changes in strategy and style. Without consistent and experienced leadership, customers, employees, creditors, stockholders, and others may lose confidence in us.

Our success depends on our ability to recruit and retain skilled professionals for our business.

Our business requires experienced programmers, creative designers, application developers, and sales and marketing personnel. Our success will depend on identifying, hiring, training, and retaining such experienced and knowledgeable professionals. We must recruit and retain talented professionals in order for our business to grow. There is significant competition for the individuals with the skills required to develop the products and perform the services we offer. We may be unable to attract a sufficient number of qualified individuals in the future to sustain and grow our business, and we may not be successful in motivating and retaining the individuals we are able to attract. If we cannot attract, motivate, and retain qualified technical and sales and marketing professionals, our business, financial condition, and results of operations will suffer.

S-9

We may face exposure on sales and use taxes in various states.

From time to time, state tax authorities have made and other states will make inquiries as to whether or not a portion of our services might require the collection of sales and use taxes from customers in those states. Many states are expanding their interpretation of their sales and use tax statutes to subject more activities to tax. While in the past, the sales and use tax assessments we have paid have not had a significant adverse effect on our operations, such assessments may increase in the future and could adversely affect our operations.

We have incurred significant net operating loss carryforwards that likely we will be unable to use.

As of December 31, 2013, we had federal income tax net operating loss, or NOL, carryforwards of approximately $55.6 million, which begin to expire in 2017. As of December 31, 2013, we had state income tax NOL carryforwards of approximately $21.4 million, portions of which will expire in 2014 and continue expiring thereafter. We believe that our ability to utilize our NOL carryforwards may be substantially restricted by the passage of time and the limitations of Section 382 of the Internal Revenue Code, which apply when there are certain changes in ownership of a corporation. To the extent we begin to realize significant taxable income, these Section 382 limitations may result in our incurring federal income tax liability notwithstanding the existence of otherwise available NOL carryforwards. We have established a full valuation allowance for substantially all of our deferred tax assets, including the NOL carryforwards, since we do not believe we are likely to generate future taxable income to realize these assets.

Foreign currency exchange rate fluctuations, trade barriers and other risks associated with operating our business in foreign countries could harm our business.

We operate the Buzztime network in the U.S. and in Canada. Since service fees and operating expenses from our Canadian subsidiary are recognized in its local currency, our financial position and results of operations could be significantly affected by large fluctuations in foreign currency exchange rates or by weak economic conditions in Canada. To the extent we attempt to expand our sales efforts in other international markets, we may also face difficulties in staffing and managing foreign operations, longer payment cycles, problems with collecting accounts receivable, increased risks of piracy, and limits on our ability to enforce our intellectual property rights. If we are unable to adequately address the risks of doing business abroad, our business, financial condition, and results of operations may be harmed.

We and our third parties manage secure data and are subject to cybersecurity risks and incidents.

Our business involves storing and transmitting our network subscribers’ payment information as well as certain personal information of the consumers of our network subscribers (such as name, date of birth, and email address). In the future, we may store and transmit additional personal information of the consumers of our network subscribers, particularly as the services of the BEOND platform become more advanced to include POS integration. Protecting this secure data is vitally important to us. While we have implemented measures to prevent security breaches and cyber incidents, any failure of these measures and any failure of third parties that assist us in managing our secure data could materially adversely affect our business, financial condition, and results of operations.

Risks Relating to the Market for Our Common Stock

Our common stock could be delisted or suspended from trading on the NYSE MKT if we fail to maintain compliance with continued listing criteria.

The NYSE MKT will normally consider suspending dealings in, or delisting, securities selling for a substantial period of time at a low price per share if the issuer fails to effect a reverse split of such stock within a reasonable time after being notified that NYSE MKT deems such action to be appropriate under the circumstances. While the NYSE MKT does not provide bright line minimum share price standards for continued listing, we believe that a price less than $1.00 per share for a substantial period of time may be investigated. The closing price of our common stock has been lower than $1.00 per share since July 2007.

In addition, the NYSE MKT will normally consider suspending dealings in, or delisting, securities of an issuer which has stockholders' equity of less than $6,000,000 if such issuer has sustained losses from continuing operations and/or net losses in its five most recent fiscal years. Although our stockholders' equity increased from $7.9 million as of December 31, 2012 to $9.2 million as of December 31, 2013, we had losses from continuing operations and/or net losses in each of our five most recent fiscal years.

If we are unable to comply with the NYSE MKT continued listing requirements, including its trading price requirements, our common stock may be suspended from trading on and/or delisted from the NYSE MKT. Alternatively, in order to avoid delisting for having a low trading price for a substantial period, we may be required to effect a reverse split of our common stock. The delisting of our common stock for whatever reason may materially impair our stockholders' ability to buy and sell shares of our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

S-10

Future sales of substantial amounts of our common stock in the public market or the anticipation of such sales could have a material adverse effect on then-prevailing market prices.

In a private placement we completed in November 2013, we issued 6,000,000 shares of our common stock and warrants to purchase 3,600,000 shares of our common stock at an exercise price of $0.40 per share. A registration statement registering the resale of the shares of our common stock issued and issuable upon exercise of the warrants we issued in such financing is currently effective, and we are obligated to use commercially reasonable efforts to maintain such registration statement continuously effective until all such registered shares have been sold. Based on our corporate records and a transfer agent report, we believe 5,457,618 of such 9,600,000 shares of common stock remain available for resale.

In addition, since 2009, in connection with acquisitions, we issued (directly or upon the exercise of warrants issued in connection with such acquisitions) an aggregate of approximately 2,798,000 shares of our common stock. As of December 31, 2013, there were outstanding warrants to purchase an aggregate of 6,600,000 shares of common stock at exercise prices ranging from $0.40 to $1.50 per share (including the warrants to purchase 3,600,000 shares we issued in our November 2013 private placement). In addition, as of December 31, 2013, there were 156,000 shares of our Series A Preferred Stock outstanding. The holders of such shares may elect to convert them into shares of our common stock at any time. Based on the current conversion price, we would issue approximately 485,000 shares of our common stock if all of the outstanding shares of our Series A Preferred Stock were so converted. Generally, all of the shares of common stock we issued in connection with the acquisitions, the shares we may issue upon exercise of warrants and the shares of common stock we may issue upon conversion of the Series A Preferred Stock may be sold under Rule 144 of the Securities Act of 1933, subject to any applicable holding period with respect to the shares issued upon exercise of warrants the exercise price of which is paid with cash.

As of December 31, 2013, there were also approximately 2,664,000 shares of common stock reserved for issuance upon the exercise of outstanding stock options at exercise prices ranging from $0.14 to $3.33 per share, and 187,000 shares of common stock reserved for issuance upon the settlement of outstanding restricted stock units. A registration statement registering such shares of common stock is currently effective.

Accordingly, a significant number of such shares of our common stock could be sold at any time. Depending upon market liquidity at the time our common stock is resold by the holders thereof, such resales could cause the trading price of our common stock to decline. In addition, the sale of a substantial number of shares of our common stock, or anticipation of such sales, could make it more difficult for us to obtain future financing. To the extent the trading price of our common stock at the time of exercise of any of our outstanding options or warrants exceeds their exercise price, such exercise will have a dilutive effect on our stockholders.

Raising additional capital may cause dilution to our existing stockholders and may restrict our operations.

We may raise additional capital at any time and may do so through one or more financing alternatives, including public or private sales of equity or debt securities directly to investors or through underwriters or placement agents. We currently have a shelf registration statement on file under which we could sell up to $25 million worth of securities, including the $ worth of shares of our common stock we are offering for sale in this offering. Raising capital through the issuance of common stock (or securities convertible into or exchangeable or exercisable for shares of our common stock) may depress the market price of our stock and may substantially dilute our existing stockholders. In addition, our board of directors may issue preferred stock with rights, preferences and privileges that are senior to those of the holders of our common stock. Debt financings could involve covenants that restrict our operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens or make investments and may, among other things, preclude us from making distributions to stockholders (either by paying dividends or redeeming stock) and taking other actions beneficial to our stockholders. In addition, investors could impose more one-sided investment terms and conditions on companies that have or are perceived to have limited remaining funds or limited ability to raise additional funds. The lower our cash balance, the more difficult it is likely to be for us to raise additional capital on commercially reasonable terms, or at all.

Our charter contains provisions that may hinder or prevent a change in control of our company, which could result in our inability to approve a change in control and potentially receive a premium over the current market value of your stock.

Certain provisions of our certificate of incorporation could make it more difficult for a third party to acquire control of us, even if such a change in control would benefit our stockholders, or to make changes in our board of directors. For example, our certificate of incorporation (i) prohibits stockholders from filling vacancies on our board of directors, calling special stockholder meetings, or taking action by written consent, and (ii) requires a supermajority vote of at least 80% of the total voting power of our outstanding shares, voting together as a single class, to remove our directors from office or to amend provisions relating to stockholders taking action by written consent or calling special stockholder meetings.

S-11

Additionally, our certificate of incorporation and restated bylaws contain provisions that could delay or prevent a change of control of our company. Some of these provisions:

•	authorize the issuance of preferred stock which can be created and issued by our board of directors without prior stockholder approval, with rights senior to those of the common stock;

•	prohibit our stockholders from making certain changes to our bylaws except with 66 2/3% stockholder approval; and

•	require advance written notice of stockholder proposals and director nominations.

These provisions could discourage third parties from taking control of our company. Such provisions may also impede a transaction in which you could receive a premium over then current market prices and your ability to approve a transaction that you consider in your best interest.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporate Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our certificate of incorporation, restated bylaws and Delaware law could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors, including delaying or impeding a merger, tender offer, or proxy contest involving our company. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our common stock to decline.

Risks Related to This Offering

We will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay or hinder our growth and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The public offering price of the securities offered hereby is likely to be substantially higher than the book value per share of our common stock. Investors purchasing securities in this offering may, therefore, incur immediate dilution in net tangible book value per share of the common stock issued in this offering. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

If securities and/or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

Our stockholders may be diluted by the exercise of outstanding warrants or options to purchase common stock, the settlement of outstanding restricted stock units and the payment of dividends on the outstanding shares of our preferred stock.

As of December 31, 2013, there were outstanding warrants to purchase an aggregate of 6,600,000 shares of common stock at exercise prices ranging from $0.40 to $1.50 per share (with a weighted average exercise price of $0.67 per share) and approximately 2,664,000 shares of common stock reserved for issuance upon the exercise of outstanding stock options at exercise prices ranging from $0.14 to $3.33 per share (with a weighted average exercise price of $0.50 per share), and 187,000 shares of common stock reserved for issuance upon the settlement of outstanding restricted stock units. We have also historically paid the dividends that accrue with respect to our Series A Convertible Preferred Stock in shares of our common stock. You may incur dilution upon the issuance of shares upon exercise of outstanding warrants and options, the issuance of shares upon settlement of outstanding restricted stock units and upon the payment of the dividends with respect to our Series A Convertible Preferred Stock.

S-12

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference contain, or will contain, "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which include information relating to future events, future financial performance, strategies, expectations and competitive environment. Words such as "believes," "anticipates," "estimates," "expects," "projections," "may," "potential," "plan," "continue" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including but not limited to statements regarding our future financial performance or position, our business strategy, plans or expectations, and our objectives for future operations, including relating to our products and services.  Forward-looking statements are inherently subject to risks and uncertainties and our actual results and outcomes may be materially different from those expressed or implied by the forward-looking statements.  Our actual results and outcomes may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in our operations, development efforts and business environment, including those set forth under the heading "Risk Factors" in this prospectus supplement, and other documents we file with the SEC that are incorporated by reference herein.  We cannot guarantee future results, levels of activity, performance or achievements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or for forward-looking statements in other documents we file with the SEC that are incorporated by reference herein, as of the date of such document.  Except as required by law, we do not undertake any obligation to revise or update any such forward-looking statement to reflect future events or circumstances.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered under this prospectus supplement, after deducting the underwriting discounts and commissions, the reimbursement of the underwriters’ expenses and our estimated offering expenses, will be approximately $5.5 million, or approximately $6.4 million if the underwriters exercise in full the over-allotment option granted by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of our strategic priorities. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our current business, although we have no present commitments or agreements for any such transactions. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock and do not anticipate paying any in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and growth of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of December 31, 2013 was approximately $5.5 million, or $0.07 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2013. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale in this offering of 11,100,000 shares of common stock at the purchase price of $0.55 per share, less the underwriting discounts and commissions and the reimbursement of the estimated underwriters’ expenses and estimated offering expenses we expect to pay, our pro forma net tangible book value (unaudited) as of December 31, 2013, would have been approximately $11.1 million, or approximately $0.12 per share. This represents an immediate increase of approximately $0.05 in net tangible book value per share to our existing stockholders and an immediate dilution of approximately $0.43 per share to investors in this offering. The following table illustrates this per share dilution.

Public offering price per share		$0.55
Net tangible book value per share as of December 31, 2013	$0.07
Increase in net tangible book value per share attributable to this offering	$0.05
Pro forma net tangible book value per share as of December 31, 2013, after giving effect to this offering		$0.12
Dilution in net tangible book value per share to investors in this offering		$0.43

S-13

The above is based on 78,648,988 shares of our common stock outstanding as of December 31, 2013 (as adjusted for 11,100,000 shares of common stock to be issued in this offering), and excludes, as of that date:

•	2,663,992 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $0.50 per share;

•	186,688 shares of common stock subject to outstanding restricted stock units;

•	6,600,000 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $0.67 per share;

•	484,836 shares of our common stock issuable upon conversion of the outstanding shares of our Series A Convertible Preferred Stock as of that date, assuming such shares were converted at the conversion price in effect as of that date, and

•	3,235,053 shares of our common stock available for future grants under our equity award plans.

To the extent that any options or warrants are exercised, new options or other equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

UNDERWRITING

Roth Capital Partners, LLC is acting as the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of our common stock set forth opposite its name below.

Underwriter	Number of Shares
Roth Capital Partners, LLC	8,880,000
MDB Capital Group LLC	2,220,000
Total	11,100,000

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Nature of Underwriting Commitment

The underwriters are offering the shares of common stock, subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the over-allotment option described below.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 1,665,000 additional shares of common stock at the public offering price, less underwriting discounts. The underwriters may exercise this option, in whole or in part, solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares offered by this prospectus supplement. If the over-allotment option is exercised in full, the total offering price to the public would be $7,020,750, the total underwriters discounts and commissions would be $491,453 and the total proceeds to us, before expenses, would be $6,529,298.

Discounts and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.019250 per share. After this offering, the initial public offering price, concession and reallowance to dealers may be changed by the representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares of common stock are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

S-14

The following table shows the public offering price per share, the total public offering price and the total underwriting discounts that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming either no exercise or full exercise of the over-allotment option.

	Per Share	No Exercise	Full Exercise
Public Offering Price	$0.5500	$6,105,000	$7,020,750
Underwriting Discounts	$0.0385	$427,350	$491,453
Proceeds to us (before expenses)	$0.5115	$5,677,650	$6,529,298

If this offering is completed, we also have agreed to reimburse Roth Capital Partners, LLC for its reasonable out-of-pocket expenses actually incurred, including its legal fees and disbursements, up to an aggregate of one percent of the gross proceeds of the offering, and if the offering is not consummated for any reason, such amount will be up to an aggregate of $25,000, in each case, subject to compliance with FINRA Rules. In compliance with FINRA guidelines, under no circumstances will the fee, commission or discount received by the underwriters for this offering or any other FINRA member or independent broker-dealer exceed 8.0% of the gross proceeds to us in this offering.

In addition, we estimate that the expenses of this offering other than underwriting discounts payable by us (and excluding the expense reimbursement described above) will be approximately $164,000.

Lock-up Agreements

Our Company. We have agreed that, subject to specified exceptions, without the prior written consent of Roth Capital Partners, LLC, we will not, during the period ending 90 days after the date of the underwriting agreement, (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or (iii) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (other than a registration statement on Form S-4 and Form S-8).

The restrictions described in the preceding paragraph do not apply to (a) the shares of our common stock to be sold to the underwriters in connection with this offering, (b) the issuance of common stock upon the exercise of certain options, warrants or other exchange rights or as payment of dividends with respect to our Series A Convertible Preferred Stock in accordance with its terms, or (c) the issuance of stock options not exercisable during the lock-up period (other than the annual issuance of stock options to directors consistent with our past practice) or the grant of restricted stock awards or restricted stock units (and the issuance of common stock upon the settlement thereof) pursuant to our equity incentive plans.

Subject to the final sentence of this paragraph, to the extent that any underwriter participating in this offering is at such time providing research coverage to us or intends to commence research coverage to us and is subject to the restrictions set forth in NASD Rule 2711(f)(4), the “lock-up” period is subject to extension such that, in the event that either (i) during the last 17 days of the “lock-up” period, we issue an earnings release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” period will be extended until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Roth Capital Partners, LLC waives such extension. The foregoing extension will not apply if the research published or distributed on us is compliant with Rule 139 of the Securities Act and our securities are “actively traded” as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

Officers and Directors. Our directors and executive officers and Matador Capital Partners, L.P., the general partner of which is an entity of which Mr. Berg is the managing member, have agreed that, subject to specified exceptions, without the prior written consent of Roth Capital Partners, LLC, they will not, during the period beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to this offering, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, our common stock or any of our other securities that are substantially similar to our common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any of our other securities that are substantially similar to our common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

S-15

The restrictions described in the preceding paragraph do not apply to (a) the registration of the offer and sale of shares of our common stock as contemplated by the underwriting agreement and the sale of our common stock to the underwriters in this offering, (b) bona fide gifts, (c) dispositions to any trust for the benefit of the party and/or his or her immediate family, (d) transfers of common stock or securities convertible into common stock on death by will or intestacy, (e) with respect to Matador Capital, transfers to its affiliates (as defined in Rule 405 promulgated under the Securities Act) or to limited partners, limited liability company members or stockholders, (f) sales or transfers of common stock solely in connection with the “net” or “cashless” exercise or settlement of stock options or restricted stock units or other equity awards outstanding on the date hereof for the purpose of exercising such stock options or settling such stock units or (g) sales or transfers pursuant to a sales plan entered into prior to the date hereof pursuant to Rule 10b5-1 under the Exchange Act; provided that the recipient of the shares transferred under clauses (b), (c) and (e) agrees in writing to be bound by such restrictions. In addition, the restrictions do not prevent the party from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to the underwriters and (ii) no sales or transfers may be made under such plan until the lock-up period ends.

In addition, our directors and executive officers and Matador Capital agreed to not, without the prior written consent of Roth Capital Partners, LLC, make any demand for, or exercise any right with respect to, the registration of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or warrants or other rights to purchase our common stock or any such securities.

The lock-up period to which our directors and executive officers and Matador Capital are subject is also subject to extension on similar terms as described above.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•   Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•   Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•   Syndicate covering transactions involve purchases of shares of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•   Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

S-16

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities.

Listing and Transfer Agent

Our common stock is traded on the NYSE MKT under the symbol “NTN.” The transfer agent for our common stock is American Stock Transfer & Trust Company.

NOTICE TO INVESTORS

Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

• to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

• to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

• in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

S-17

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the shares offered hereby are "securities."

LEGAL MATTERS

The validity of the common stock being offered by this prospectus supplement and accompanying prospectus will be passed upon for us by ELA Corporate Law, Carlsbad, California. Lowenstein Sandler LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

Our consolidated balance sheet as of December 31, 2013, and the related consolidated statement of operations, comprehensive loss, shareholders’ equity and cash flows for the year ended December 31, 2013 incorporated in this prospectus supplement by reference to our annual report on Form 10-K for the year ended December 31, 2013 have been so included in reliance on the report of Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Our consolidated balance sheet as of December 31, 2012, and the related consolidated statements of operations, comprehensive loss, shareholders’ equity and cash flows for the year ended December 31, 2012 incorporated in this prospectus supplement by reference to our annual report on Form 10-K for the year ended December 31, 2013 have been so included in reliance on the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference the documents listed below into this prospectus supplement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2014, January 27, 2014 and March 14, 2014;

•	those portions of our Definitive Proxy Statement on Schedule 14A deemed incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 26, 2013 and May 10, 2013; and

•	the description of our common stock contained in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on October 14, 1992, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement is modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus supplement.

S-18

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with it:

NTN Buzztime, Inc.

2231 Rutherford Road, Suite 200

Carlsbad, California 92008

(760) 438-7400

Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of securities described in this prospectus supplement and the accompanying prospectus.  This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules.  Certain portions of the registration statement have been omitted as allowed by SEC rules and regulations.  Statements in this prospectus supplement and the accompanying prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement.  You may read and copy the registration statement, including exhibits and schedules filed with it, and reports or other information we may file with the SEC at the public reference facilities maintained by the SEC as described below.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The reports and other information filed by us with the SEC may be inspected and copied at the public reference facilities maintained by the SEC as described below.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at http://www.buzztime.com/investor-relations/-sec-filings.html as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus supplement or the accompanying prospectus, is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and should not be relied upon in connection with making any investment decision with respect to our common stock.

You should rely only on the information in and incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

S-19

PROSPECTUS

$25,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time in one or more offerings, offer and sell up to $25,000,000 in the aggregate of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the NYSE MKT under the symbol "NTN." On December 17, 2013, the closing sale price for our common stock was $0.69 per share.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $48.2 million, based on 78,648,988 shares of outstanding common stock as of December 17, 2013, of which 21,280,605 shares are held by affiliates, and a price of $0.84 per share, which was the last reported sale price of our common stock on the NYSE MKT on December 2, 2013. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. See the section entitled "Risk Factors" on page 4 of this prospectus and as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus. See "Information Incorporated by Reference."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2014

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
SECURITIES WE MAY OFFER	4
USE OF PROCEEDS	4
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK	4
DESCRIPTION OF DEBT SECURITIES	8
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF UNITS	14
LEGAL OWNERSHIP OF SECURITIES	15
PLAN OF DISTRIBUTION	17
LEGAL MATTERS	19
EXPERTS	19
INFORMATION INCORPORATED BY REFERENCE	19
WHERE YOU CAN FIND MORE INFORMATION	20

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $25,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read that registration statement and the other reports we file with the SEC at its web site or at its offices described below under “Where You Can Find Additional Information.”

i

SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, including the information contained under the heading "Risk Factors," and all other information included or incorporated by reference into this prospectus in their entirety before you invest in our securities.

References to "we," "us," "our," "our company," "the Company," and "Buzztime" refers to NTN Buzztime, Inc. and its subsidiaries, unless the context requires otherwise.

Company Overview

We provide marketing services through interactive game content for hospitality venues that offer the games free to their patrons. We have evolved from a content developer and distributor to an interactive entertainment network provider that helps the hospitality venues that subscribe to our network acquire, engage and retain their patrons. We primarily generate revenues by charging subscription fees for our service to our network subscribers and from the sale of advertising aired on in-venue screens as well as in conjunction with customized games. Our games are currently available in approximately 3,200 locations in the U.S. and Canada.

Our principal office is located at 2231 Rutherford Road, Carlsbad, California 92008, and the telephone number at that address is (760) 438-7400.  Our website address is www.buzztime.com. Except for those filings we make with the Securities and Exchange Commission, or the SEC, that are incorporated by reference in this prospectus, none of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $25,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exchange or sinking fund terms, if any;
•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important United States federal income tax considerations.

1

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We currently have authorized 168,000,000 shares of common stock, par value $0.005 per share, of which 78,648,988 shares were issued and outstanding as of December 17, 2013. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We currently have authorized 10,000,000 shares of preferred stock, par value $0.005 per share, 5,000,000 of which have been designated as Series A Convertible Preferred Stock, of which 156,112 are outstanding as of December 17, 2013.

Any authorized and undesignated shares of preferred stock may be issued with such rights and powers as the board of directors may designate. Under our restated certificate of incorporation, our board of directors has the authority to issue shares of our preferred stock in one or more series and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.

The rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of any certificate of designation that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

2

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee; forms of the senior and subordinated indentures are included as an exhibit to the registration statement of which this prospectus is a part. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities we offer under this prospectus will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from another report we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of each warrant agreement relating to the warrants offered under this prospectus.

Units

We may offer units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of each unit agreement relating to the units offered under this prospectus.

3

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” in Item 1A of our annual report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus, together with all other information contained or incorporated by reference in this prospectus, as may be updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, or will contain, "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which include information relating to future events, future financial performance, strategies, expectations and competitive environment. Words such as "believes," "anticipates," "estimates," "expects," "projections," "may," "potential," "plan," "continue" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including but not limited to statements regarding our future financial performance or position, our business strategy, plans or expectations, and our objectives for future operations, including relating to our products and services.  Forward-looking statements are inherently subject to risks and uncertainties and our actual results and outcomes may be materially different from those expressed or implied by the forward-looking statements.  Our actual results and outcomes may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in our operations, development efforts and business environment, including those set forth under the heading "Risk Factors" in this prospectus, and other documents we file with the SEC that are incorporated by reference herein.  We cannot guarantee future results, levels of activity, performance or achievements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or for forward-looking statements in other documents we file with the SEC that are incorporated by reference herein, as of the date of such document.  Except as required by law, we do not undertake any obligation to revise or update any such forward-looking statement to reflect future events or circumstances.

SECURITIES WE MAY OFFER

We may offer shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $25,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our restated certificate of incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the General Corporation Law of Delaware. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our restated certificate of incorporation and our bylaws.

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Common Stock

We are authorized to issue 168,000,000 shares of common stock, par value $0.005 per share, of which 78,648,988 shares were issued and outstanding as of December 17, 2013. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable securities exchange requirements. The holders of common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Securities Exchange Listing

Our common stock is listed on the NYSE MKT under the symbol “NTN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

We currently have authorized 10,000,000 shares of preferred stock, par value $0.005 per share, 5,000,000 of which have been designated as Series A Convertible Preferred Stock, of which 156,112 are outstanding as of December 17, 2013.

Pursuant to our restated certificate of incorporation, our board of directors has the authority to provide for the issuance, in one or more series, of our authorized preferred stock and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of our preferred stock. The rights, privileges, preferences and restrictions of any such series of our preferred stock may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of preferred stock or common stock. Our board of directors is also expressly authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the series of preferred stock we may offer, including, but not limited to:

•	the distinctive designation and the maximum number of shares in the series;

•	the number of shares we are offering and purchase price per share;

•	the liquidation preference, if any;

•	the terms on which dividends, if any, will be paid;

•	the voting rights, if any, on the shares of the series;

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•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the terms on which the shares may be redeemed, if at all;

•	any listing of the preferred stock on any securities exchange or market;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock; and

•	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

The issuance of preferred stock may delay, deter or prevent a change in control.

The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information.

The Delaware General Corporation Law, or the DGCL, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-Takeover Effects of Provisions of our Charter Documents and Delaware Law

Provisions of the DGCL, our restated certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. This summary does not purport to be complete and is qualified in its entirety by reference to the DGCL and our restated certificate of incorporation and bylaws.

Certificate of Incorporation and Bylaws

Preferred Stock. Under our restated certificate of incorporation, our board of directors has the power to authorize the issuance of up to 10,000,000 shares of preferred stock, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by our stockholders. As of December 17, 2013, 5,000,000 shares of our authorized preferred stock have been designated as Series A Convertible Preferred Stock, of which 156,112 are outstanding.

The issuance of preferred stock may:

•	delay, defer or prevent a change in control;

•	discourage bids for our common stock at a premium over the market price of our common stock;

•	adversely affect the voting and other rights of the holders of our common stock; and

•	discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Advance Notice Requirement. Stockholder nominations of individuals for election to our board of directors and stockholder proposals of other matters to be brought before an annual meeting of our stockholders must comply with the advance notice procedures set forth in our bylaws. Our bylaws provide that advance notice of a stockholder’s proposal must be delivered to our secretary at our principal executive offices not less than 90 calendar days or more than 120 calendar days in advance of the anniversary of the date the proxy statement for the previous year’s annual meeting of stockholders was released to our stockholders. However, our bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days after the anniversary of the previous year’s annual meeting, this advance notice must be received no later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

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Special Meeting Requirements. Our restated certificate of incorporation provides that except as required by law, special meetings of stockholders may be called only by our board of directors acting pursuant to a resolution adopted by a majority of the entire board of directors.

Stockholder Action by Written Consent. Our restated certificate of incorporation provides that stockholder action must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent of stockholders.

No Cumulative Voting. Our restated certificate of incorporation does not include a provision for cumulative voting for directors.

Indemnification. Our restated certificate of incorporation and our bylaws provide that we will indemnify our officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

Removal of Directors; Vacancies. Our bylaws provide that directors may be removed from office, with our without cause, only by the affirmative vote of the holders of at least 80% of our common stock, and that vacancies on our board of directors shall be filled solely by the affirmative vote of the majority of the remaining directors then in office, even though less than a quorum of our board of directors.

Amending our Bylaws and Certain Provisions of our Restated Certificate of Incorporation. The stockholder vote required to amend or repeal the provisions in our bylaws is at least 66.6% of the voting power of our common stock. The stockholder vote required to alter, amend or repeal the provisions in our restated certificate of incorporation requiring that special meetings of stockholders be called only by our board of directors and prohibiting stockholder action by written consent or to adopt any provision inconsistent with such provisions is at least 80% of the voting power of our common stock.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years following the date that stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include any of the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did beneficially own, 15% or more of the outstanding voting stock of the corporation.

The above provisions may deter a hostile takeover or delay a change in control of management or us.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of indebtedness of our company, and may be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we may offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee (collectively, the “indentures”). We have filed forms of the indentures as exhibits to the registration statement of which this prospectus is a part. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURES. IT DOES NOT RESTATE THE INDENTURES IN THEIR ENTIRETY. THE INDENTURES ARE GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURES AND THOSE MADE PART OF THE INDENTURES BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURES BECAUSE THEY, AND NOT THIS DESCRIPTION, DEFINE YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES. EXCEPT AS WE MAY OTHERWISE INDICATE, THE TERMS OF THE SENIOR INDENTURE AND THE SUBORDINATED INDENTURE ARE IDENTICAL.

The indentures contain no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Information You Will Find in the Prospectus Supplement

The indentures provide that we may issue debt securities from time to time in one or more series by resolution of our board of directors or by means of a supplemental indenture, and that we may denominate the debt securities and make them payable in foreign currencies. The indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;
•	the maturity date;
•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	whether the indenture will restrict our ability or the ability of our subsidiaries to:
•	incur additional indebtedness;

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•	issue additional securities;
•	create liens;
•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries, or redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders or affiliates;
•	issue or sell stock of our subsidiaries;
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	the applicability of the provisions in the indenture on discharge;
•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indentures

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indentures with respect to each series of debt securities issued under the indenture:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;
•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

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•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and
•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

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The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of or interest on any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•	to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or
•	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

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Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Existing Debt

As of December 17, 2013, we had no existing subordinated debt and approximately $1,050,000 secured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, which may include a form of warrant certificate, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•	the price at which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	the terms of any rights to redeem or call the warrants;
•	United States federal income tax consequences of holding or exercising the warrants, if material; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

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Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase common stock, preferred stock or debt securities, holders of the warrants will not have any of the rights of holders of the common stock, preferred stock or debt securities purchasable upon exercise, including (i) in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any; or (ii) in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock and Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

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Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in “street name” will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

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For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the legal holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the legal holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for legal holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;
•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any agents or underwriters;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges or markets on which such securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	fixed price or prices, which may be changed from time to time;
•	market prices prevailing at the time of sale;
•	prices related to such prevailing market prices; or
•	negotiated prices.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement.

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Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any applicable prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NYSE Amex. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the NYSE Amex may engage in passive market making transactions in the securities on the NYSE Amex in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Compensation Cap

In compliance with the guidelines of the Financial Regulatory Authority, or FINRA, the maximum aggregate value of all compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds from the sale of securities pursuant to this prospectus and any applicable prospectus supplement.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by ELA Corporate Law, Carlsbad, California. If the validity of any securities is also passed upon by counsel any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 29, 2013;
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 filed with the SEC on May 13, 2013, August 14, 2013 and November 14, 2013, respectively;
•	our Current Reports on Form 8-K and amendments thereto filed with the SEC on January 15, 2013, March 21, 2013, June 11, 2013, June 13, 2013, November 13, 2013 and December 9, 2013;
•	those portions of our Definitive Proxy Statement on Schedule 14A deemed incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 26, 2013 and May 10, 2013; and
•	the description of our common stock contained in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on October 14, 1992, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

To the extent that any information contained in any Current Report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus:

NTN Buzztime, Inc.

2231 Rutherford Road, Suite 200

Carlsbad, California 92008

(760) 438-7400

Attention: Corporate Secretary

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of securities described in this prospectus.  This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules.  Certain portions of the registration statement have been omitted as allowed by SEC rules and regulations.  Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement.  You may read and copy the registration statement, including exhibits and schedules filed with it, and reports or other information we may file with the SEC at the public reference facilities maintained by the SEC as described below.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The reports and other information filed by us with the SEC may be inspected and copied at the public reference facilities maintained by the SEC as described below.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at http://www.buzztime.com/investor-relations/-sec-filings.html as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our common stock.

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11,100,000 shares of

NTN Buzztime, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

April 11, 2014